UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 7, 2005 (June 1, 2005)

CRESTED CORP.
(Exact Name of Company as Specified in its Charter)

Colorado	0-8773	84-0608126
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

Glen L. Larsen Building
877 North 8th West Riverton, WY		82501
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (307) 856-9271

Not Applicable
Former Name, Former Address or Former Fiscal Year,, If Changed From Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

 ☐ Written communications pursuant to Rule 425 under the Securities Act
 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 1: Registrant’s Business and Operations

Item 2.01.    Completion of Disposition of Assets

General. As of April 11, 2005, the Company, U.S. Energy Corp. ("USE”) and their joint-majority-owned subsidiary Rocky Mountain Gas, Inc. (“RMG,” a privately-held Wyoming corporation), entered into a binding agreement with Enterra Energy Trust (“Enterra”) for the acquisition of RMG by Enterra in consideration of $20,000,000, payable pro rata to the RMG shareholders in the amounts of $6,000,000 in cash and $14,000,000 in exchangeable shares of one of the subsidiary companies of Enterra. Enterra (Calgary, Alberta) is an open ended unincorporated investment trust; units of Enterra are traded on the Toronto Stock Exchange (the "TSX") and Nasdaq. The purchase price was subject to a minor adjustment of $266,000 if certain overriding royalty interests were purchased.

On May 20, 2005, the agreement with Enterra was amended to provide for payment of the $6,000,000 component with $500,000 cash and $5,500,000 with Enterra units, subject to the minor adjustment.

On June 1, 2005, the agreement, as amended, was closed: Enterra US Acquisitions Inc. (a privately-held Washington corporation organized by Enterra for purposes of the RMG acquisition, hereafter "Acquisitions") acquired all the outstanding stock of RMG, for which Enterra paid $500,000 cash and issued $5,234,000 of Enterra units (the "Enterra Initial Units"), net of the $266,000 adjustment for the purchase of overriding royalty interests (effected June 1, 2005); and Acquisitions issued $14,000,000 of class D shares of Acquisitions. The Enterra Initial Units and the class D shares were issued pro rata to the RMG shareholders, with certain adjustments (see below). The Company’s participation in the consideration received was approximately $6,399,000.

As a result of the RMG disposition, the Company no longer directly holds coalbed methane properties, although with its holdings in securities of Enterra, Acquisitions, and Pinnacle Gas Resources, Inc. (“Pinnaclle”), a private coalbed methane company in which USE and Crested hold an equity interest, both companies will continue with investments in the oil and gas sector.

The Enterra Initial Units presently are tradeable on the TSX. On June 1, 2006, the class D shares of Acquisitions (not traded anywhere) will be exchangeable, on a one-for-one basis, for additional Enterra units (the "Enterra Additional Units"); the Enterra Additional Units will be tradeable on the TSX at that time. For purposes of the Securities Act of 1933, the class D shares of Acquisitions and the Enterra Initial Units have been issued (and the Enterra Additional Units will be issued on June 1, 2006) as restricted securities under rule 144. The Enterra Initial Units will not be tradeable on Nasdaq until June 1, 2006, and the Enterra Additional Units will not be tradeable on Nasdaq until June 1, 2007, in both instances subject to compliance with rule 144. Proceeds from liquidation over time of the Enterra Initial Units and the to-be-received Enterra Additional Units, will fund exploration and development work on other mineral properties held by the Company and USE, and to retire debt to USE.

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RMG’s minority equity ownership of Pinnacle was not included in the disposition of RMG, but was assigned to the Company and USE in proportion to their ownership of RMG. Enterra is entitled to be paid by the Company and USE an amount of up to (but not more than) $2,000,000, if proceeds from a future disposition by the Company and USE to a third party of the minority equity interest in Pinnacle exceed $10,000,000. Currently, we have no information about whether or when Pinnacle might become a public company or might be purchased by third parties. The value of the minority equity position upon a future disposition could be more or less than $10,000,000. The boards of directors of the Company and USE determined that the value of RMG’s minority equity interest in Pinnacle is approximately $6,250,000; based only upon Pinnacle’s recent sales of equity to its shareholders (RMG did not participate in those sales). To compensate the minority shareholders of RMG (including officers, directors, and employees of USE and Crested, Mark J. Larsen (former president and a former director of RMG), Yellowstone Fuels, Inc. (“YSFI”), and Tom Swank (a former director of RMG) for their pro rata beneficially-owned 5.9% ($370,916) of the $6,250,000 value of the minority Pinnacle interest transferred to the Company and USE, restricted shares of common stock of USE will be issued to the former minority shareholders of RMG, pro rata for their May 31, 2005 percentage beneficial ownership in Pinnacle (through their former ownership in RMG). These USE shares will be valued at the Nasdaq Official Close Price at a date to be selected, anticipated being in the third quarter of 2005. The Company will pay one half of the $370,916

For information on the participation in the Enterra agreement consideration of certain of the officers and directors of USE and Crested, and two of the (former) officers and directors of RMG, please see the “Certain Relationships and Related Transactions" disclosures in the proxy statements filed by USE and Crested.

Participation in the Disposition by USE and Crested On May 10, 2005, RMG issued 3,893,584 shares of common stock to USE and 502,130 shares of common stock to Crested, in consideration of the cancellation by USE and Crested of approximately $6,268,700 and $808,400 owed to USE and Crested, for USE issuing USE stock on conversion of RMG common and preferred stock purchased by third party investors, payment of RMG’s general and administrative overhead, and RMG’s operating deficits. As a result of this transaction, prior to closing of the Enterra agreement, RMG had issued and outstanding 16,851,453 shares of common stock, of which USE owned 10,228,527 shares (60.7%), Crested owned 5,620,464 shares (33.4%), and Yellowstone Fuels Corp. (an affiliate of USE) owned 250,000 shares (1.5%). Individuals owned 4.4% of RMG (including 2.5% which was owned by certain of the officers and directors of USE, Crested and RMG). The holders of all these RMG shares received their pro rata share of the Enterra Initial Units and the class D shares of Acquisitions, with the following exceptions:

•  The Company and USE’s portions of Enterra Initial Units was reduced by 9,331 and 16,983 Enterra Initial Units (for their portions of the $500,000 cash component); and by another 4,965 and 9,035 Enterra Initial Units (for their portions of $266,000 of the total amount paid to buy out and cancel overriding royalty interests held by mezzanine lenders on certain gas properties owned by RMG, which buy out was required by the agreement with Enterra). USE issued to the mezzanine lenders warrants to purchase a total of 50,000 shares of common stock of USE; the exercise price will be valued at the Nasdaq Official Close Price at a date to be selected, anticipated to be in the third quarter of 2005.

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Section 9: Financial Statements and Exhibits

Item 9.01.    Financial Statements and Exhibits
(a)    Financial statements of businesses acquired. Not applicable.

(b)    Pro forma financial information. Not applicable. Crested Corp. did not consolidate the financial statements of Rocky Mountain Gas, Inc.

(c)    Exhibits. Articles of Share Exchange as filed with the Wyoming Secretary of State. The Pre-Acquisition Agreement (filed as an attachment to the Articles of Share Exchange) is not filed with this Form 8-K, but it was filed as Exhibit 10.6 to the Registrant’s Form 10-K (filed April 15, 2005), and that Exhibit 10.6 is incorporated herein by reference. The amendment to the Pre-Acquisition Agreement (filed as an attachment to the Articles of Share Exchange) is filed as an exhibit to this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESTED CORP.

Dated: June 7, 2005	By:	/s/ Harold F. Herron
President, Crested Corp.

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